Exhibit 99.1

FULL HOUSE RESORTS ANNOUNCES

TWO NEW APPOINTMENTS TO ITS BOARD OF DIRECTORS

LAS VEGAS, July 2, 2020 (GLOBE NEWSWIRE) -- Full House Resorts (Nasdaq: FLL) announced today that it has appointed Eric J. Green and Michael P. Shaunnessy to the Company’s board of directors.

Mr. Green brings more than 20 years of investment expertise to the Company’s board of directors. Since 1997, he has worked at Penn Capital, an investment firm with approximately $3 billion of assets under management. Mr. Green currently serves as Penn Capital’s Chief Investment Officer of Equity, where he is responsible for guiding the firm’s equity strategies. Additionally, Mr. Green serves as a Senior Portfolio Manager for Penn Capital’s Small Cap, Small to Micro Cap, and Mid Cap equity strategies. He is currently a member of the firm’s executive team, which oversees the firm’s overall corporate strategy and management. Prior to joining Penn Capital, Mr. Green was with the Federal National Mortgage Association, the Royal Bank of Scotland, and the United States Securities and Exchange Commission, where he served as a financial analyst in the Division of Investment Management. Mr. Green is also Vice Chairman of the Board of Directors for the Anti-Defamation League (ADL) Mid-Atlantic Region. Mr. Green earned a bachelor’s degree in business administration from American University and a master’s degree in business administration from the Yale School of Management.

Mr. Shaunnessy brings 37 years of experience in the gaming and hospitality industries to the Company’s board of directors. Most recently, Mr. Shaunnessy was President and Chief Executive Officer of Nevada Gold & Casinos, Inc., which he led for more than six years until its sale in 2019. From 2005 to 2012, Mr. Shaunnessy was Executive Vice President of Operations at MGM Resorts International. In that capacity, he was the chief operating and financial officer overseeing operations of MGM’s Railroad Pass and Gold Strike casino hotel properties, both in the Las Vegas, Nevada area. Before joining MGM, Mr. Shaunnessy served as Vice President of Administration of Monarch Casino & Resort, Inc. Additionally, from 1998 to 2004, he served as Executive Vice President and Chief Financial Officer of Full House Resorts, as well as a member of its board of directors from 2001 to 2004. A certified public accountant, Mr. Shaunnessy earned a bachelor’s degree in business administration from Lewis University and a master’s degree in accountancy from Northern Illinois University.

“We are proud to welcome Eric Green and Mike Shaunnessy as new independent members of our board of directors,” said Daniel R. Lee, President and Chief Executive Officer of Full House Resorts. “Both Eric and Mike are well-regarded and bring new knowledge and experiences to our board. We look forward to their wise counsel and thoughtful contributions to our Company.”

Forward-looking Statements

This press release may contain statements by Full House Resorts, Inc. that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Additional information concerning potential factors that could affect our financial condition and results of operations is included in the reports we file with the SEC, including, but not limited to, our Form 10-K for the most recently ended fiscal year and our other periodic reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law. Actual results may differ materially from those indicated in the forward-looking statements.

About Full House Resorts, Inc.

Full House Resorts owns, develops and operates gaming facilities throughout the country. The Company’s properties include Silver Slipper Casino and Hotel in Hancock County, Mississippi; Bronco Billy’s Casino and Hotel in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; and Stockman’s Casino in Fallon, Nevada. The Company also operates the Grand Lodge Casino at the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada under a lease agreement with the Hyatt organization. Further information about Full House Resorts can be viewed on its website at www.fullhouseresorts.com and on its Facebook page at www.facebook.com/FHResorts.

Contact:

Lewis Fanger, Chief Financial Officer

Full House Resorts, Inc.

(702) 221-7800

www.fullhouseresorts.com